Proprietary and Confidential

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

Exhibit 10.1



SERVICES AGREEMENT

between

PECO ENERGY COMPANY
and
GREAT BAY POWER CORPORATION


This Services Agreement (the "Agreement") between PECO Energy Company, a Pennsylvania corporation, ("PECO"), and Great Bay Power Corporation, a New Hampshire corporation, ("Great Bay") is made and dated this third day of November, 1995. PECO and Great

Bay may be referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, Great Bay has an approximately twelve percent (12%) ownership interest in the Seabrook 1 Nuclear Power Plant
("Seabrook"), which generates approximately 140 MW of capacity and energy;

WHEREAS, Great Bay desires that PECO serve as Great Bay's agent in arranging for the sale to third parties of capacity and energy owned by Great Bay which is not presently committed, as provided herein;

WHEREAS, PECO desires to act as Great Bay's agent to arrange for the sale of such capacity and energy subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, do hereby agree as follows:


SECTION 1:  Definitions.

As used in this Agreement, the following terms shall have the following meanings:

	"Additional Power Amount" shall mean capacity and/or energy or agreements to acquire capacity and/or energy that meet the following criteria: (i) it originates from generating facilities within the states of Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island, or Vermont; (ii) the cost to PECO to acquire such capacity and/or energy net of all Transmission Costs and Ancillary Services Costs, determined in accordance with the terms and conditions of the purchase agreement pursuant to which

                                                 Proprietary and Confidential

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

such power was acquired, would be $*****/MWh or less; and (iii) the term of the purchase of such capacity and/or energy would be one year or longer.

"Additional Seabrook Capacity" shall mean (i) Seabrook capacity purchased by Great Bay other than Great Bay's existing 12.1324% ownership in Seabrook, and (ii) as mutually agreed to by the Parties in writing, capacity purchased by Great Bay at nuclear facilities other than Seabrook which have substantially the same pressurized water reactor design, historical operating performance, and operating costs as Seabrook.

"Agreement" shall mean this Services Agreement, and all of the attachments hereto, as the same may be amended in accordance with the terms hereof.

"Ancillary Services" shall mean generation capacity and/or energy, or control area services, which are purchased to maintain reliable delivery of Transactions within or between control areas, including but not limited to, reactive power support, spinning reserve, load following, and transmission line losses (if not included with Transmission).

"Ancillary Services Costs" shall mean all costs incurred in connection with the purchase of Ancillary Services.

"Annual Hours" shall mean 8760 for any full calendar year other than 1996 in which the Agreement is in effect; and shall equal, for any partial calendar year, other than 1996, in which the Agreement is in effect, the product of (i) 8760 and (ii) a fraction, the numerator of which is the number of days during the applicable calendar year in which the Agreement is in effect and the denominator of which is 365. During 1996, Annual Hours shall equal the product of (i) 8784 and (ii) a fraction, the numerator of which is the number of days from the Service Commencement Date through December 31, 1996, and the denominator of which is 366.

"Annual True-Up Amount" shall mean the amount to be paid by PECO to Great Bay, subject to the terms of Section 9, for underpayment to Great Bay of the share of Net Sales Revenue due to Great Bay during the previous calendar year, as calculated pursuant to Section 9(b) and Attachment l to the Agreement.

"Back-Up Power" shall mean capacity and/or energy delivered to Customers during periods in which the Initial Power Amount is partially or totally unavailable.

"Customer" shall mean any party that purchases or utilizes any portion of the Initial Power Amount.

                                                  Proprietary and Confidential

"Delinquent Amounts" shall mean, for any month, the amount of Gross Receipts receivable from Customers which are not collected by the fourteenth (14th) day of the immediately following month.

"Enabling Agreements" shall mean agreements between Great Bay and third parties which, upon execution by Great Bay and such parties, enable PECO to arrange for the direct sale of the Initial Power Amount to such parties.

"Firm Energy Performance Payment" shall mean the amount payable by PECO to Great Bay for PECO's failure to achieve the Winter
1996 Firm Sales Target, and shall be calculated according to the terms of Section 8.

"Firm Energy Transaction" shall mean a Transaction (i) in which energy is guaranteed to be available for a period of time or may be called by the Customer during agreed-upon periods, and (ii) requires that energy delivery not be interrupted for reasons of economy or unit outage during periods in which delivery is guaranteed.

"Great Bay" shall mean Great Bay Power Corporation.

"Gross Receipts" shall mean all dollar amounts receivable from all Transactions during a relevant period.

"Half-Year True-Up Amount" shall mean the amount to be paid by PECO to Great Bay each July during the term of the Agreement, subject to the terms of Section 9, for underpayment to Great Bay of the share of Net Sales Revenues payable to Great Bay during January through June of each applicable calendar year, as calculated pursuant to Section 9(a) and Attachment l to the Agreement.

"Initial Power Amount" shall mean the approximately 140 MW of Seabrook capacity and associated energy generated by Great Bay's 12.1324% ownership of Seabrook, less capacity and associated energy committed under the contractual agreements listed in Attachment 2 hereto.

"MW" shall mean megawatts of capacity.

"MWh" shall mean megawatthour(s) of energy.

"NEPEX" shall mean the Northeast Power Exchange, or its successor entity.

"NEPOOL" shall mean the New England Power Pool, or its successor entity.

                                                  Proprietary and Confidential

"Net Power" shall mean the MWh produced by Seabrook, less station service expressed in MWh, as reported by Seabrook's operators in the Seabrook Station Status Report, or any successor report thereto.

"Net Sales Revenues" shall mean, for the relevant period, the difference between (i) the sum of Gross Receipts and Reservation
Fees and (ii) the sum of Transmission Costs and Ancillary
Services Costs.

"Non-Seabrook Power" shall mean capacity and/or energy purchased by Great Bay which is neither an Additional Power Amount nor Additional Seabrook Capacity.

"On-Peak Periods" shall mean Monday through Saturday from the hour ending 0700 through the hour ending 2200, unless otherwise mutually agreed between PECO and Great Bay.

"Other NEPOOL Supply" shall mean capacity and/or energy purchased or callable by PECO, other than an Additional Power Amount, which Great Bay elects not to participate in with PECO, which originates from generating facilities within Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island, or Vermont.

"Outage" shall mean a period in which Seabrook does not generate energy.

"PECO" shall mean PECO Energy Company.

"Real Time Information" shall mean information which is made available on a periodic or real-time basis to Seabrook owners or NEPOOL members relating to (i) Seabrook availability and production level and (ii) NEPEX operating conditions; the availability, production level, and cost of NEPEX-dispatched generating units; and the availability, flows, and constraints on transmission systems owned by NEPOOL members.

"Reservation Fee" shall mean the fee payable by PECO to Great Bay for the right to arrange for the sale of the Initial Power Amount, as defined in
Section 6(a) herein.

"Reservation Fee Rebate" shall mean the amount, if any, PECO is owed for overpayment of Reservation Fees, as determined under Section 9(c) herein.

"Seabrook" shall mean the Seabrook l Nuclear Power Project in Seabrook, New Hampshire.

"Seabrook Capacity Factor" shall mean the actual operating performance of Seabrook, as determined under Section 9(c).

                                                  Proprietary and Confidential

"Seabrook Station Rated Capacity" shall mean the capability rating for Seabrook as determined by the NEPOOL operations committee pursuant to the NEPOOL Agreement at the beginning of each NEPOOL summer and winter capability period.

"Seabrook Station Status Report" shall mean the daily report published by Seabrook's operator reporting gross energy production, station load consumption, and average net power produced by Seabrook, or any successor report containing the same or substantially similar information.

"Service Commencement Date" shall mean the latest of (i) the return to service of Seabrook from the refueling outage presently scheduled to commence on or about November 5, l995, (ii) the date upon which the termination of the Marketing Agent Agreement, dated April 26, 1993 between Great Bay and UNITIL, becomes effective, as determined by Great Bay, and (iii) the completion of data links and receipt of authorizations to enable PECO to receive Real Time Information on an ongoing basis.

"Service Fee" shall mean the portion of Net Sales Revenues payable to PECO as compensation for services provided by PECO to Great Bay, as calculated pursuant to Section 6(b) herein.

"Spot Market Performance Payment" means the amounts payable by PECO to Great Bay as calculated pursuant to Section 8(c).

"Termination True-Up Amount" shall mean the amount to be paid by PECO to Great Bay upon termination of the Agreement pursuant to Section 16 for underpayment to Great Bay of the share of Net Sales Revenues payable to Great Bay, as calculated pursuant to Section 16(c) and Attachment l to the Agreement.

"Transaction" shall mean a sale or utilization of all or any portion of the Initial Power Amount pursuant to the terms of the Agreement arranged by PECO to a Customer.

"Transmission" shall mean the right to utilize, or the actual use of, transmission and/or distribution systems, as defined by the Federal Energy Regulatory Commission, to deliver the Initial Power Amount to points of delivery agreed upon with Customers.

"Transmission Costs" shall mean the cost of Transmission, including payments to reserve transmission capacity and adder payments to transmission providers for actual transmission usage and/or transmission line losses.

"UNITlL" shall mean the UNITIL Corporation and its affiliates and subsidiaries.

                                                  Proprietary and Confidential

"Warrant" shall mean the warrant purchased by PECO under the Warrant Purchase Agreement, the execution of which shall occur at the same time as execution of this Agreement.

"Warrant Expiration Date" shall mean the earliest of the following to occur: (i) September 30, 1996, if Seabrook Capacity Factor for the period from the Service Commencement Date through September 15, 1996 is equal to or greater than 60%; (ii) December 3l, l996, if Seabrook Capacity Factor for the period from the Service Commencement Date through December 15, 1996 is equal to or greater than 60%; (iii) two (2) business days following the first date after December 31, 1996 upon which Seabrook Capacity Factor for the immediately preceding twelve months is equal to or greater than 60%; or (4) December 3l, 1997.

"Warrant Purchase Agreement" shall mean the agreement which the Parties enter into concurrently with this Agreement, pursuant to which PECO shall purchase a Warrant which, upon exercise, shall enable PECO to purchase a 4.99% ownership of Great Bay common stock.

"Warrant Shares" shall mean the shares of Great Bay common stock which PECO shall have the right to purchase pursuant to the Warrant Purchase Agreement.

"Winter 1995 Sales Price" shall mean the average price received by Great Bay during the Winter 1995 period for the sales of capacity and/or energy owned by Great Bay identified in Attachment 3, as calculated pursuant to Section 8.

"Winter 1996 Firm Sales Target" shall mean the product of (i) twenty-five percent (25%), (ii) the Initial Power Amount and (iii) the number of hours in the Winter 1996 Period.

"Winter 1996 Sales Price" shall mean the average sales price received by Great Bay for Transactions during the Winter 1996 Sales Period, as calculated pursuant to Section 8.

"Winter 1996 Sales Period" shall mean the period commencing on the later of
(i) January 1, 1996 and (ii) the Service Commencement Date, and concluding on March 31, 1996.

SECTION 2.  Term of the Agreement.

a. Initial Term. The Agreement shall be effective upon execution, and subject to subparagraph (b), shall terminate on December 31, 1997. Services under the Agreement shall commence upon the Service
Commencement Date.

                                                  Proprietary and Confidential

b. Extension or Early Termination of the Agreement. If PECO purchases the Warrant Shares on or before the Warrant Expiration Date, the Agreement shall terminate on December 31, 1998. If Seabrook Capacity Factor from the Service Commencement Date through September 15, 1996 exceeds 60% and PECO does not purchase the Warrant Shares on or before September 30, 1996 for reasons other than Great Bay's failure to satisfy Section 5 of the Warrant Purchase Agreement, Great Bay shall have the right, but not the obligation, to terminate the Agreement on December 31, 1996, and shall notify PECO by October 20, 1996 whether Great Bay so elects to terminate the Agreement. If the Warrant Expiration Date occurs after September 30, 1996, Great Bay shall inform PECO by the twentieth (20th) day following the Warrant Expiration Date, if PECO does not purchase the Warrant Shares on or before the Warrant Expiration Date, whether Great Bay elects to terminate the Agreement. If Great Bay so elects to terminate, the Agreement shall terminate on the ninetieth (90th) day following the Warrant Expiration Date.

SECTION 3.  General Obligations of Great Bay.

a. Provision of Initial Power Amount. For the term of the Agreement, Great Bay shall appoint PECO as Great Bay's exclusive agent to arrange for the sale of the Initial Power Amount. Unless otherwise agreed between the Parties, Great Bay shall make the Initial Power Amount available to PECO at Seabrook.

                                                 Proprietary and Confidential

b. PECO Exclusivity. During the term of the Agreement, Great Bay shall not: (i) retain a party other than PECO to serve as Great Bay's agent to sell, or arrange for Transactions utilizing, the Initial Power Amount,
(ii) enter into arrangements with a party other than PECO to provide, in connection with offers for sale or the actual sale of the Initial Power Amount, any of the services which PECO shall provide pursuant to Section 4 herein, (iii) enter into an agreement except with PECO for the purchase by Great Bay, or for the delivery to a Customer, of Back-Up Power with respect to a Firm Energy Transaction, (iv) engage in any negotiations with a potential Customer nor make any offers with respect to the terms and conditions for sale of the Initial Power Amount without PECO's prior written consent, or (v) enter into an agreement that would cause the Initial Power Amount to deviate from the amount set forth in Attachment 2 hereto, unless otherwise agreed to in writing by PECO.

c. Transfer of Title to Initial Power Amount. Great Bay shall retain title and ownership of the Initial Power Amount unless and until some or all of such title and/or ownership is transferred to other parties pursuant to the terms of a Transaction.

d. Provision of Transactional Capabilities. To the extent permissible, Great Bay shall make available to PECO, for PECO's use in arranging Transactions, all Real-Time Information; transactional capabilities; and rights to purchase from, or sell to, NEPEX which are accorded to Great Bay as a NEPOOL member. In addition, Great Bay shall provide PECO the necessary authorizations to enable PECO to act as Great Bay's agent for Transactions or interactions with NEPOOL members, including the right to broker and schedule Transactions utilizing NX-7 Agreement(s) between Great Bay and a NEPOOL member(s). Great Bay shall provide to PECO a copy of the Seabrook Station Status Report, or any successor report thereto, immediately following Great Bay's receipt thereof.

                                                 Proprietary and Confidential

e. Notification of Plant Outages. Great Bay shall notify PECO promptly of any planned Outages upon learning from Seabrook operators that such an Outage is planned, including the expected nature and duration of such an Outage. Great Bay shall notify PECO immediately upon learning that any unplanned Outage or reduction in Seabrook output that has or will occur, including the expected nature and duration of such an Outage or reduction. With respect to the Outage presently scheduled to commence on or about November 5, 1995, Great Bay shall provide PECO notice of Seabrook's expected return to service not less than five (5) business days prior to such scheduled in-service date.

SECTION 4.  Services Provided by and General Obligations of PECO.

Upon execution of the Agreement, PECO shall provide the following services to Great Bay:

a. Brokering Services. PECO shall use its reasonable best efforts to arrange for the sale of the entire Initial Power Amount in one or more Transactions, provided however, that PECO shall purchase any portion of the Initial Power Amount not sold in Transactions. PECO shall use the same care and diligence in arranging Transactions as it uses in the sale of capacity and/or energy owned by PECO. PECO is authorized and required to perform all services necessary to arrange Transactions including to exercise reasonable judgment during the negotiation and scheduling of Transactions. PECO shall arrange for Transmission and/or Ancillary Services as necessary under the terms and conditions of each Transaction. At the request of Great Bay, PECO shall offer for sale or use all or any portion of uncommitted Initial Power Amount on such terms and conditions as Great Bay shall direct, provided that the offer for sale is for a term of at least six (6) months in duration and that Great Bay shall not compel PECO to offer a Firm Energy Transaction, ("Great Bay Directed Offer"). If PECO, in its sole business judgment, does not believe that the terms and conditions of a Great Bay Directed Offer maximize the value of the Initial Power Amount, PECO shall notify Great Bay in writing of such belief and shall have the right, but not the obligation, at the time that such a Great Bay Directed Offer is transmitted to the potential Customer, to exercise its right to terminate the Agreement pursuant to Section 16(b). PECO shall not complete arrangements for a Transaction with a duration of one year or more withouT the prior written consent of Great Bay.

                                                  Proprietary and Confidential

b. Provision of Firm Supply. In connection with offering any portion of the Initial Power Amount, PECO shall offer to arrange Firm Energy Transactions which in its sole business judgment will maximize the value of the Initial Power Amount; provided, however, that in no event shall Great
Bay have the right to compel PECO to offer for sale a Firm Energy Transaction. During periods in which the Initial Power Amount is partially or totally unavailable, PECO shall arrange for the delivery of Back-Up
Power to Customers which have entered into a Firm Energy Transaction arranged by PECO. Unless otherwise agreed to by the Parties, PECO shall bear all costs associated with the purchase and transmission of Back-Up Power and shall retain all revenue received from delivery of Back-Up Power.
Revenue received by PECO for Back-Up Power shall not be included in the calculation of Gross Receipts under Section 7(a). Great Bay shall have no obligation to purchase or arrange for Back-Up Power to replace portions of the Initial Power Amount which cannot be supplied during periods in which Initial Power Amount is partially or totally unavailable.

c. Bundling of Initial Power Amount. If at any time (i) a portion of the Initial Power Amount is available but is not committed to a Transaction,
(ii) PECO has Other NEPOOL Supply available for use in a sale, and
(iii) PECO can arrange a sale which could be served with energy from the Initial Power Amount or the Other NEPOOL Supply, then PECO shall be obligated to serve each such sale with both the Initial Power Amount and the Other NEPOOL Supply until the Initial Power Amount is fully utilized.

d. Economic Disincentive. If at any time (i) a portion of the Initial Power Amount is not committed to a Transaction, (ii) PECO simultaneously owns uncommitted Other NEPOOL Supply and (iii) PECO would retain more margin from a pending sale by utilizing such Other NEPOOL Supply than it would retain by utilizing the uncommitted portion of the Initial Power Amount, then PECO shall notify Great Bay of such circumstances.

e. Billing. Except as otherwise provided in this Section 4, PECO shall bill Customers for each Transaction and shall collect from them such billed amounts. PECO shall be responsible for maintaining accurate records of each Transaction. At either Party's written request, the Parties shall retain a third party trustee agent to maintain an account into which Gross Receipts shall be
                                      -10-

                                                  Proprietary and Confidential

paid, and out of which the monthly payment to Great Bay, pursuant to
Section 7(c), and the monthly payment to PECO, pursuant to Section 7(b), shall be disbursed. The cost of trustee agent services shall be treated as an Ancillary Service Cost for the purpose of calculating Net Sales Revenues, up to an annual cost of $36,000. The Party which requests retention of a trustee agent shall bear costs for trustee agent services in excess of $36,000 during any calendar year, or portion thereof, in which the Agreement is in effect.

f. Transaction Administration. PECO shall provide administration services including scheduling of Transactions with relevant control area administrators, and filing documentation enabling Transactions with control areas or power pool administrators, as necessary. PECO shall have the right to negotiate Enabling Agreements on Great Bay's behalf (such as NX-7 Agreements), which are required by control areas or power pools other than NEPOOL, although any such agreements would only become effective upon Great Bay's consent, which consent shall not be unreasonably or untimely withheld.

SECTION 5:  Restrictions on Certain PECO Actions.

PECO acknowledges that it is acquiring the Warrant (and if it exercises the Warrant, will acquire the Warrant Shares) for investment purposes and that it is not acquiring the Warrant (and if it exercises the Warrant, the Warrant Shares) with the intent or objective of affecting the management or control of Great Bay. In furtherance of the foregoing, PECO covenants that so long as the Agreement is effective, except for a change in control of Great Bay, in connection with the Warrant Shares it shall not directly or indirectly, and shall not permit any of its affiliates or associates
(as such terms are defined in Rule l2b-2 promulgated under the Exchange
Act), directly or indirectly, without the prior consent of the board of directors of Great Bay, to:

a. purchase, acquire or own, or offer or agree to purchase, acquire or own, any securities of Great Bay or any of its subsidiaries which are entitled to, or may be entitled to, vote or by the terms thereof are convertible into or exchangeable for securities which are entitled to vote (collectively, "Voting Securities"), other than (i) the Warrant Shares;
(ii) securities which may be issued with respect to the Warrant Shares as a result of any stock splits, dividends, distributions, recapitalizations or similar events; and (iii) additional Voting Securities provided

                                                  Proprietary and Confidential

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

that the aggregate of all Voting Securities owned by PECO and its affiliates, after giving effect to any proposed purchase, does not and will not exceed 9.9% of the total of all of Great Bay's issued and outstanding Voting Securities at any time;

b. make, or in any way participate in, any "solicitation" of "proxies" or be a "participant" in an "election contest" or "solicitation" (as such terms are defined or used in Regulation 14A under the Securities Exchange Act of 1934, as amended, the "Exchange Act") with respect to Great Bay, or initiate, propose, communicate with or otherwise solicit stockholders of Great Bay for the approval of one or more stockholder proposals or induce or attempt to induce any other person to initiate any stockholder proposal; or

c. form, join, in any way participate in, or encourage the formation of, a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities; or

d. deposit any Voting Securities into a voting trust, or subject any Voting Securities to any agreement or arrangement with respect to the voting of any Voting Securities or other agreement having similar effect, except as provided herein; or

e. except for services to be provided hereunder, otherwise act, alone or in concert with others, to affect or influence control of the management or the Board of Directors of Great Bay or its subsidiaries.

SECTION 6.  Definition of Fees.

a. Reservation Fee. In consideration for retaining PECO as its exclusive agent to broker the Initial Power Amount, PECO shall pay to Great Bay a Reservation Fee of $** per MWh, for each hour or portion thereof, during which Seabrook generates energy from the Service Commencement Date to the date of termination of the Agreement. PECO shall not pay a Reservation Fee for energy associated with a Seabrook Capacity Factor equal to or greater than 90.0%.

b. Service Fee. In consideration for providing the services specified above, PECO shall be paid by Great Bay a Service Fee, which during each calendar year, or portion thereof, in which the Agreement is in effect equals the product of (i) **%, (ii) Net Sales Revenues,

                                                  Proprietary and Confidential

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

and (iii) the lesser of Seabrook Capacity Factor and 85.0%; plus the product of (i) **%, (ii) Net Sales Revenues, and (iii) the amount by which Seabrook Capacity Factor is greater than 85.0% and less than 90%. PECO shall not be paid a Service Fee for the portion of total Net Sales Revenues associated with a Seabrook Capacity Factor equal to or greater than 90.0%.

SECTION 7.  Monthly Payment to Great Bay and PECO.

a. Monthly Statement. Not later than fifteen (15) days following the end of each calendar month, PECO shall render to Great Bay a monthly statement detailing for the prior month: (i) Gross Receipts, (ii) Reservation Fee payments due Great Bay, and (iii) the description and cost of Transmission and/or Ancillary Services associated with that month's Transactions. PECO shall provide with each monthly statement the terms and conditions of each Transaction during the relevant month, unless the terms and conditions of a Transaction have been provided to Great Bay in a previous Monthly Statement, and if any Transaction is of the type described in Section 4(c), PECO shall include in its description the amount and the terms and conditions upon which PECO's Other NEPOOL Supply was sold as part of the Transaction.

b. Monthly Payment to Great Bay. At the time each monthly statement is due to Great Bay, PECO shall pay to Great Bay an amount equal to the product of (i) ********** percent (**%) and (ii) the difference between, for the prior month, Net Sales Revenues and Delinquent Amounts; plus the product of (i) ********** percent (**%) and (ii) any Delinquent Amounts collected during the prior month.

c. Monthly Payment to PECO. At the time each monthly statement is due to PECO, PECO shall retain from Gross Receipts an amount equal to the product of (i) *********** percent (**%) and (ii) the difference between, for the prior month, Net Sales Revenues and Delinquent Amounts; plus the product of
(i) *********** percent (**%) and (ii) any Delinquent Amounts collected during the prior month.

SECTION 8.  Performance Payment to Great Bay.

a.   Statement of Winter 1996 Performance.

Coincident with the monthly statement which PECO renders to Great Bay for Transactions during March 1996, PECO shall render a statement detailing (i) the amount of Initial Power Amount sold in Firm Energy Transactions with durations of at least three months, and (ii) the Winter 1996 Sales Price. The Winter 1996 Sales Price shall equal the quotient of (i) Net Sales Revenues Due to Great Bay for the Winter 1996 Period divided by (ii) the amount of Initial Power Amount energy (expressed in MWhs) delivered in Transactions.

b. Performance Standard. Except as provided in Section 8(d), if (i) PECO has not arranged for the sale of a total of at least twenty-five percent (25%) of the Initial Power Amount in Firm Energy Transactions of at least three months in duration, or (ii) the Winter 1996 Sales Price is less than the Winter 1995 Sales Price, then PECO shall pay to Great Bay the lesser of
(i) the Firm Energy Performance Payment and (ii) the Spot Market Performance Payment. For purposes of determining the Winter 1996 Firm Sales Target, any Firm Energy Transaction of at least three months in duration which
(i) PECO has completed contractual negotiations for but which Great Bay, pursuant to Section 4(a) elects not to enter into, or (ii) has been contracted for but which has not become effective due to any action or inaction of the Federal Energy Regulatory Commission or any state or local regulatory body with competent jurisdiction, shall be deemed to have been arranged by PECO and shall be included in the calculation of the 1996 Firm Sales Target. The Winter 1995 Sales Price shall equal, for the Winter
1995 Period, the quotient of (i) net sales revenues actually paid to Great Bay for the Winter 1995 Period and (ii) the amount of MWh sold by Great Bay to third parties during the Winter 1995 Period, other than the amount of MWh purchased from Great Bay by UNITIL pursuant to the UNITIL Power Purchase Agreement, dated April 16, 1993. If during the Winter 1996 Period there are no Firm Energy Transactions, or PECO is excused from paying a Firm Energy Performance Payment pursuant to Section 7(d), PECO shall pay to
Great Bay the Spot Market Payment, if any.

c. Calculation of Payments. The Firm Energy Performance Payment shall be in an amount equal to the product of (i) the difference between the Winter 1996 Firm Sales Target and the amount of MWh proposed to be sold by PECO, or actually sold, in Firm Energy Transactions of three months or longer during the Winter 1996 Period, and (ii) the average sales price for Firm Energy Transactions of three months or longer. The Spot Market Performance Payment shall be an amount equal to the product of: (i) the difference between the Winter 1996 Sales Price and the Winter 1995 Sales Price, and (ii) the amount of energy, expressed in MWh sold in Transactions during the Winter 1996 Period.

d. Payments Excused. PECO's obligation to pay a Firm Energy Performance Payment (but not the Spot Market Performance Payment) shall be excused in the event that Great Bay, for any reason, does not enter into those Enabling Agreements required by PECO to satisfy the Winter 1996 Firm Sales Target.
In addition, PECO's obligation to pay a Spot Market Performance Payment shall be excused in the event that (i) Great Bay and PECO mutually agree in writing that the value of the Initial Power Amount may be maximized through on-peak spot market transactions and (ii) Seabrook Capacity Factor during such On-Peak Periods is below 80%.

SECTION 9.  Bi-Annual Revenue Sharing True Up.

a. Half Year True-Up. Not later than fifteen (15) business days following June 30th of each calendar year during the Agreement term, PECO shall determine the Half Year True-Up Amount based on actual Seabrook operating performance during January through June of the applicable year, and shall pay Great Bay, as provided in this Section 8 and Attachment l, the portion of Net Sales Revenues received by PECO during the preceding six months equal to the difference between (i) revenues owed Great Bay during January through June, inclusive, of each calendar year (as calculated pursuant to Attachment l hereto) and (ii) the total amount of Net Sales Revenues received by Great Bay during the relevant January through June period. Great Bay shall be paid the Great Bay Half-Year Delinquent Share determined in accordance with Step 16 of the calculation of the Half-Year True-Up provided in Attachment l.

b. Annual True-Up. Not later than fifteen (l5) business days following December 31st of each calendar year during the Agreement term, PECO shall determine the Annual True-Up Amount based on actual Seabrook operating performance during the preceding calendar year, and shall pay Great Bay, as provided in this Section 9 and Attachment l, a portion of Net Sales Revenues equal to (i) revenues owed Great Bay during each calendar year of the Agreement term (as calculated pursuant to Attachment l) less (ii) the total amount of Net Sales Revenues received by Great Bay during the relevant calendar year, less (iii) the Half Year True-Up Amount, less (iv) the result of the Half Year Delinquent Amount True-Up. Great Bay shall be paid the Great Bay Delinquent Share determined in accordance with Step 17 of the calculation of the Annual True-Up provided in Attachment 1.

c. Seabrook Capacity Factor. Seabrook Capacity Factor shall be expressed as a percentage and shall equal total Net Power produced during the relevant period divided by the product of (i) Seabrook Station Rated Capacity for the relevant period and (ii) the number of hours in the relevant period.

d. Seabrook Capacity Factor Statement. Not later than the seventh (7th) business day following June 30th and December 31st of each year of the Agreement term, Great Bay shall render to PECO a statement of Seabrook Capacity Factor during, respectively, the preceding six months, and the preceding calendar year. This statement shall be utilized by PECO to determine (i) the amount Great Bay is owed for under recovery of Net Sales Revenues as a result of a Seabrook Capacity Factor equal to or greater than 85.0% during the relevant period, and (ii) the Reservation Fee Rebate owed to PECO. PECO shall not compute the Half-Year True-Up Amount, the Annual True-Up Amount, or the Reservation Fee Rebate if Seabrook Capacity Factor is less than 85.0% during the relevant period.

e. Reservation Fee Rebate. The Reservation Fee Rebate shall equal the difference between (i) total Reservation Fee Payments by PECO to Great Bay and (ii) the amount of Reservation Fee payments owed by PECO to Great Bay as a result of actual Seabrook Capacity Factor during each applicable calendar year.

f. Calculations. The methodology for calculating the Half-Year True-Up Amount, the Annual True-Up Amount, and the Reservation Fee Rebate is provided in Attachment l hereto.

SECTION 10.  Late Payments.

Interest on due and owing unpaid amounts shall accrue daily from the due date of such unpaid amount until the date paid at a rate equal to 110% of the then current prime interest rate per annum of The Chase Manhattan Bank (National Association) or its successor.

SECTION 11.  Continuing Obligations.

Notwithstanding termination or expiration of this Agreement, Great Bay and PECO shall each be obligated to perform their respective obligations under Transactions contractually agreed to in writing by PECO during the Agreement term.

SECTION 12.  PECO's Right to Renegotiate.

If at any time during each calendar year of the Agreement term, PECO has arranged a Firm Energy Transaction utilizing the Initial Power Amount and
(i) PECO can demonstrate that Seabrook is not capable of achieving at least a sixty percent (60%) Seabrook Capacity Factor during the applicable calendar year or (b) Seabrook generates insufficient energy to meet firm obligations arranged by PECO for sixty (60) consecutive days, PECO shall have the right to negotiate an adjustment in the Service Fee to reflect a more equitable payment for PECO's brokering services. During 1997, the number of hours equal to the planned duration of the 1997 Seabrook refueling Outage, as reported by Great Bay to PECO in writing fifteen (15) days prior to commencement of such planned Outage, shall be exempted from calculation of Seabrook Capacity Factor for the purposes of this Section 12.

SECTION 13.  PECO and Great Bay Obligations for Future Joint Opportunities.

a. Joint Purchase of Additional Power. PECO shall be obligated to provide Great Bay with the opportunity to participate in all purchases of Additional Power Amounts. PECO and Great Bay shall enter into good faith negotiations for a period of thirty (30) days following the execution of a letter of intent between PECO and a third party for the purchase of an Additional Power Amount, during which time PECO and Great Bay shall negotiate terms and conditions for the ownership, sharing of costs, and sharing of revenues associated with each Additional Power Amount; provided, however, that if PECO and Great Bay cannot agree on such terms in a timely manner, PECO shall not be prevented from (i) unilaterally entering into such a purchase and executing all documents to implement such purchase and
(ii) allocating to Great Bay, as part of any cost and revenue sharing to which PECO and Great Bay may mutually agree at a later date, costs and revenues associated with the Additional Power Amount commencing on the date which PECO entered into the purchase. PECO shall serve as the Parties' exclusive agent in arranging for the sale of capacity and/or energy associated with each Additional Power
Amount which the Parties participate in jointly.

b. Great Bay Purchase of Additional Seabrook Capacity. Additional Seabrook capacity purchased by Great Bay shall be governed by the Agreement, and shall be incorporated into the definition of Initial Power Amount as set forth in Attachment 2.

c. Great Bay Purchase of Additional non-Seabrook power. Great Bay shall provide PECO with the opportunity to serve as Great Bay's exclusive agent in arranging for the sale of additional Non-Seabrook Power purchased by Great Bay. PECO and Great Bay shall enter into good faith negotiations for a period of thirty (30) days following the execution of a letter of intent between Great Bay and a third party for the purchase of Non-Seabrook Power, during which time PECO and Great Bay shall negotiate the terms and conditions under which PECO would serve as Great Bay's exclusive agent in arranging the sale of Non-Seabrook Power. If PECO and Great Bay cannot agree to such terms at the end of thirty (30) days, Great Bay shall be able to enter into negotiations with a third party to arrange for the sale of such a Non-Seabrook Power purchase.

d. Joint Pursuit of Other Opportunities. PECO and Great Bay agree to use good faith efforts to maximize the value of the Initial Power Amount including joint acquisition of generating assets, or subject to Section 13(a) and Section 13(c), joint participation in the purchase of additional power. The Parties agree to meet each quarter during the term of the Agreement to discuss portfolio expansion opportunities in the NEPOOL region.

SECTION 14.  Transaction Costs and Expenses.

Each Party shall be liable for its own costs with respect to the execution and performance of the Agreement unless specifically provided otherwise herein.

SECTION l5.  Liability and Indemnification.

Each Party shall be liable to the other Party for direct damages only, and in no event shall either Party be liable to the other Party for any indirect, consequential, punitive, or exemplary damages in tort, for Initial Power Amount or otherwise. Great Bay shall indemnify, hold harmless and defend PECO against all claims, liability, costs or expense for loss, damage or injury to persons or property in any manner directly or indirectly connected (a) with or growing out of, the generation or distribution of the Initial Power Amount, except in the event that such claim, liability, cost or expense was a result of PECO's gross negligence and willful misconduct hereunder or for a breach hereunder, which breach is the cause of such claim, liability, cost or expense, and (b) with the termination of any existing brokering or marketing arrangements with third parties relating to the Initial Power Amount. The limitations set forth in the first sentence of this Section 14 shall not apply with respect to subparagraph (b).

SECTION 16.  Termination.

a. Termination for Failure to Meet Material Obligations. In addition to any other remedy, if any Party fails to perform its material obligations under the Agreement, then the non-defaulting Party may provide written notice of an intent to terminate the Agreement within thirty (30) days of the occurrence of a material default, and the defaulting party shall have fifteen (l5) days to cure such default. If the default is not cured within such fifteen (l5) days, the non-defaulting Party may terminate the Agreement. Termination, or expiration of this Agreement in accordance with its terms, will not excuse pre-existing liabilities of either Party, provided that: (i) for capacity and/or energy associated with the Initial Power Amount which is generated after the Agreement is terminated or expired in accordance with its terms, PECO shall not pay a Reservation Fee, and 100% of Net Sales Revenues from the sale of such energy and/or capacity shall be paid to Great Bay; (ii) 100% of revenues from delivery of Back-Up Power shall be paid to PECO; (iii) if Great Bay materially breaches this Agreement, and as a result thereof, PECO terminates this Agreement pursuant to Section 16(a), PECO shall have the right not to exercise the Warrant and Great Bay shall refund to PECO the Purchase Price of the Warrant, as defined in the Warrant Purchase Agreement; and (iv) PECO's rights under the Warrant Purchase Agreement shall not be adversely affected by such termination. Any other bilateral agreements between PECO and Great Bay shall not be adversely affected by termination of the Agreement.

b. Termination for Convenience. At any time prior to the Warrant Expiration Date, Great Bay may terminate the Agreement upon thirty (30) days' prior written notice to PECO. Upon such event, the provisions set forth in
subparagraphs (a)(i), (ii), and (iii) of this Section 16 shall apply to
such termination.   In addition, upon presentment of the notice of
termination to PECO, Great Bay shall refund to PECO the Warrant Purchase Price plus interest accrued pursuant to Section 10 herein, and the Warrant and the Warrant Purchase Agreement shall be of no further force and effect. If at any time prior to September 30, 1996, Great Bay requires PECO to make a Great Bay Directed Offer after PECO has provided Great Bay with such notice under Section 4(a), PECO may terminate the Agreement upon ninety (90) days' prior written notice to Great Bay. Upon such event the provisions set forth in subparagraphs (a)(i), (ii) and
(iii) of this Section 16 shall apply to such termination. In addition, upon presentment of the notice of termination to Great Bay, Great Bay shall refund to PECO a pro rata portion of the Warrant Purchase Price and the Warrant Purchase Agreement shall be of no further force and effect. The pro rata portion of the Warrant Purchase Price to be paid to PECO shall be an amount equal to the product of (i) the Warrant Purchase Price and
(ii) a fraction, the numerator of which is the number of days from the date upon which notice of termination is presented to Great Bay through September 30, 1996, and the denominator of which is the number of days from the Service Commencement Date through September 30, 1996.

c. True-Up Upon Termination. Not later than fifteen (l5) days following termination of the Agreement pursuant to subparagraphs (a) and (b) of this Section l5, PECO and Great Bay shall conduct a Termination True-Up. The Termination True-Up Amount shall be determined using the same methodology as provided in Section 9 and Attachment l for an Annual True Up, except that the relevant period for determining the Termination True-Up Amount shall be (i) the period since the most recent prior Half Year True-Up, if termination occurs in July through December, or (ii) the period since the most recent prior Annual True-Up, if termination occurs in January through July.

SECTION l7.  Confidentiality.

The Parties agree to keep the terms and conditions of the Agreement
(the "Confidential Information") confidential, provided that either Party may disclose any Confidential Information to its consultants and advisors who agree to be bound by this provision. If either Party is required by law or judicial or administrative proceeding to disclose Confidential Information to a third party which may be obligated to make such information public, the disclosing Party shall so inform the other Party; shall use its reasonable best efforts to disclose only that portion of the Confidential Information that is required to be disclosed to such third party; and shall be relieved of its obligations hereunder with respect to that Confidential Information that was required to be disclosed.

SECTION 18.  Representations Warranties and Covenants.

Each Party represents and warrants to the other as follows:

a. Due Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly licensed and qualified to hold property and transact business and is in good standing in each jurisdiction where the failure so to qualify would (i) materially adversely affect its ability to perform any of its obligations under the Agreement; (ii) materially adversely affect the rights of either Party hereto, (iii) materially adversely affect the transactions contemplated by the Agreement; or (iv) materially adversely affects its financial condition; and it has full power and authority to enter into, and perform its obligations under, the Agreement.

b. Due Authorization: Enforceability; No Violation. This Agreement is duly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other Party hereto, is, or will be, as the case may be, its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability of such Agreement may be limited by (i) applicable bankruptcy, insolvency, receivership, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law). The execution and delivery by it of the Agreement, and the performance by it of its obligations under the Agreement will not be, in violation of its charter or bylaws or other governing documents, do not and will not contravene any applicable federal or state law, rule, regulation or order of any jurisdictional regulatory authority and do not and will not contravene or result in any breach of any provision of, or constitute a default or result in the creation of any lien under, any indenture, mortgage, material contract or other material instrument to which it is a party or by which it or its property may be bound, or require the consent or approval of any trustee or holders of its indebtedness or obligations, except for such consents or approvals as have been duly obtained, given or accomplished.

c. No Approvals, Notices and Filings. Except for termination of the Marketing Agent Agreement, dated April 1, 1993, with UNITIL, no consent or approval of, giving of notice to, registration with, or taking of any action in respect to or by any federal, state or local governmental authority or agency or any other person is, or will be, required with respect to the execution, delivery or performance by it of the Agreement.

d. Litigation. There are no actions, suits, or proceedings pending or, to its knowledge, threatened against, or affecting it in any court or before any governmental commission, that if adversely determined would materially adversely affect its ability to perform any of its obligations under the Agreement.

e. Compliance. It is not in default under any indenture, mortgage or loan agreement, nor is it in default under any other agreement or instrument to which it is now a party or by which it is bound, nor is it in violation of any law, order, injunction, decree, rule or regulation applicable to it of any court or administrative body, which default or violation would (i) materially adversely affect its ability to perform any of its obligations under the Agreement; (ii) materially adversely affect the rights of the other Party hereto, or (iii) materially adversely affect the transactions contemplated under the Agreement, and no event has occurred and is continuing which, under the provisions of any such indenture, mortgage or loan agreement, or other agreement or instrument, with the lapse of time or the giving of notice, or both, would constitute such a material default thereunder and would have such a material adverse effect.

SECTION 19.  Agreements of Each Party.

Each Party agrees as follows:

a. Further Assurances. Each Party shall execute, acknowledge, deliver, file and record all such further acts, conveyances, documents, instruments, or similar statements and assurances as the other Party hereto may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement. In particular, Great Bay shall use its reasonable best efforts to cooperate with PECO to obtain Enabling Agreements with Customers.

b. No Conflicting Agreements. It shall not enter into any agreement which would be violated or breached by the performance of its obligations hereunder or any instrument or document to be delivered by it hereunder.

c. Payment of Taxes and Claims. It shall prepare and timely file all federal, state andlocal tax returns and/or information statements required to be filed by it and pay and discharge all taxes, assessments and other governmental charges or levies imposed upon it or in respect of any of its assets, which the failure to discharge may have a material adverse effect on its ability to perform its obligations hereunder.

d. Notification of Litigation and Adverse Business Development. It shall give prompt written notice to the other Party of (i) any action, proceeding or investigation pending or, to the best of its knowledge, threatened, against it before any court or governmental instrumentality or other administrative agency which would have a material adverse effect on its ability to perform its obligations hereunder.

SECTION 20.  Notices.

All notices and other communications required or permitted by this Agreement or by law to be served upon or given to a Party hereunder shall be deemed duly served, given and received (i) on the date of service, if served personally or sent by telex or facsimile transmission (with appropriate confirmation of receipt) by the Party hereto to whom notice is to be given, or (ii) on the fourth (4th) day after mailing, if mailed by first class registered or certified mail, postage prepaid or (iii) on the next day if sent by a nationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt addressed as follow if to PECO:

                        PECO Energy Company
                        2004 Renaissance Boulevard
                        King of Prussia, PA 19406
                        Attention: Marjorie R. Philips, Esquire if to Great Bay:

                        Great Bay Power Corporation
                        20 Ladd Street
                        Portsmouth, NH 03801
                        Attention:  John Tillinghast, President

or at such other address as any Party hereto may from time to time designate by notice duly given in accordance with the provisions of this Section 20 to the other Party hereto.

SECTION 2l.  Miscellaneous.

a. Headings. The headings used in this Agreement have been inserted for convenience of reference only and in no way shall restrict or otherwise modify any of the terms or provisions hereof.

b. Time of the Essence. All times and dates in this Agreement shall be of the essence.

c. Entire Agreement. The Warrant Purchase Agreement and this Agreement comprise the entire understanding and agreement among the Parties and supersede all prior and contemporaneous discussions, negotiations, agreements and communications among the Parties, whether oral or written, with respect to the subject matter herein.

d. Amendment. This Agreement may be amended only upon the consent of each Party hereto, expressed in writing.

e. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, as applied to contracts among residents of Pennsylvania wholly to be performed within that Commonwealth.

f. Severability. If any provision of this Agreement is determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the Parties. In any event, all of the other provisions shall be deemed valid and enforceable to the greatest possible extent.

g. Construction. All references herein to any agreement shall be to such agreement as amended, supplemented or modified from time to time.
All references to a particular entity shall include a reference to such entity's successors. The words "herein," "hereof" and"hereunder" shall refer to the Agreement as a whole and not to any particular section or subsection of this Agreement. The singular shall include the plural and the masculine shall include the feminine and neuter, and vice versa. "Includes" or "including" shall mean"including, without limitation."

h. Cross-References. All cross-references in this Agreement, unless specifically stated otherwise, refer to provisions of this Agreement.

i. Further Assurances. Each Party hereby represents and warrants that the individual signing this Agreement on its behalf is duly authorized to execute and deliver this Agreement on behalf of such Party.

j. Waiver. No waiver of any provision of this Agreement shall be deemed effective unless contained in a writing signed by the Party against whom the waiver is sought to be enforced. No failure or delay by any Party in exercising any right, power or remedy, and no waiver of any breach or failure to perform shall be deemed a waiver of any subsequent breach or failure to perform or of any other right arising under this Agreement.

k. Not for Benefit of Third Parties. The provisions of this Agreement are intended only for the regulation of relations among the Parties hereto. This Agreement is not intended for the benefit of third parties and does not grant any rights to third parties

l. Interpretation. Each Party and its counsel have reviewed this Agreement and accordingly the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

m. Exhibits and Schedules. All of the exhibits and schedules attached hereto are incorporated herein by this reference.

n. Except with respect to a Party's assignment of this Agreement to a successor organization which includes substantially the same personnel and assets as the assigning Party's existing organization, neither Party shall assign this Agreement without the prior written consent of the non-assigning Party.

IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be duly executed by their respective representatives thereunto duly authorized as of the respective dates set forth below.

         PECO ENERGY COMPANY              GREAT BAY POWER CORPORATION

         By:_/s/ Nancy J. Zausner         By: /s/ John A.Tillinghast
         Nancy J. Zausner                 John Tillinghast
         Vice-President                   President

         Date: 11/3/95                    Date: 11/3/95

                                 Attachment 1:


                Methodology for Computation of True-Up Amounts.

Half-Year True-Up Amount

The following methodology will be utilized to determine the Half-Year True-Up Amount. During 1996, the period over which the Half-Year True-Up Amount will be determined will be adjusted to reflect the Service Commencement Date.

Step   Calculation to be Made:      Variable Name         Formula

1.     Determine the number of     Half-Year Hours   = E January - June
       hours during the                              (Hours in each month)
       half-year period.

2.     Determine the amount of     Half-Year GB      = E January - June 30
       MWhs of Seabrook energy Power          (Initial Power Amount* number of
       owned by Great Bay                      hours, or portions thereof,
       during the half-year                    during each day in which
       period                                  Seabrook generated power)

3.  Determine Seabrook Net      Half-Year SB      = E January - June 30
    Power during the            Power          (Amount of Net Power generated
    half-year period.                          by Seabrook each day)

4.  Determine Half-Year         Half-Year SCF     =  Half-Year SB Power
    Seabrook Capacity                          (Seabrook Rated Capacity during
    Factor                                     period* Half-Year Hours)

If Half-Year SCF is less than 85.0%, the Half-Year True-Up Amount shall equal $0.

Step   Calculation to be Made:  Variable Name         Formula

5.  Determine the amount of      Step 5 Result   If(Half-Year SCF-85%>5%),
    Half-Year SCF which is                       then=5%
    greater than 85% but less
    than 90%.

6.  Determine the amount of      Step 6 Result   If(Half-Year SCF-85%<5%),
    Half-Year SCF which is                       then=Half-Year SCF-85%
    greater than 90%.

                                                 Proprietary and Confidential

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

7.  Determine Half-Year     Great Bay          =[(84.99%***%)=(Step 5 Result
    Revenue Share for PECO  Half-Year Revenue  ***%)=(Step 6
    and Great Bay           Share              Result****%)]/Half-Year SCF
    (expressed as a %age)

                            PECO Half-Year     =1-Great Bay Half-Year Revenue
                            Revenue Share      Share

8. Determine Half-Year Net  Half-Year NSR      =E January-June (Net Sales
   Sales Revenue                               Revenue for each month)

9.  Determine Delinquent    Half-Year DA      =Delinquent Amounts as of June
    Amounts outstanding as                    30
    of June 30 of relevant
    calendar year

10. Determine Reservation   Half-Year RFR     If Half-Year SCF=or>90%,
    Fee Rebate.  No                           =(Half-Year SCF-90%)*Half-Year
    Reservation Fee Rebate                    GB Power *$**
    is owed if Half-Year
    Seabrook Capacity
    Factor is less than 90%

11. Determine Half-Year     Half-Year         =Half-Year NSR - Half-Year DA -
    True-Up Basis           Distribution      Half-Year RFR
                            Basis

12. Determine Service Fee                     =Half-Year Distribution Basis*
    Owed to PECO                              PECO Half-Year Revenue Share(%)

13. Determine Revenue Share  Half-Year GB     =Half-Year Distribution
    Owed to Great Bay        Revenue Owed     Basis*Great Bay Half-Year
                                              Revenue Share (%)

14. Determine revenue       GB Revenue        =E January - June (Monthly
    received by GB during   Received          Payment to GB for each month)
    the relevant calendar
    year.

15. Determine True-Up       Half-Year True-Up  =Half-Year GB Revenue Owed - GB
    Amount                  Amount             Revenue Received

16. Determine Sharing of    GB Half-Year      =Half-Year DA*Great Bay Half-
    unpaid Delinquent       Delinquent Share  Year Revenue Share (%)
    Amounts
                            PECO Half-Year    =Half-Year DA*PECO Half-Year
                            Delinquent Share  Revenue Share (%)

Annual True-Up Amount

The following methodology will be utilized to determine the Annual True-Up Amount. During 1996, the period over which the Annual True-Up Amount is determined will be adjusted to reflect the actual Service Commencement Date.

                                                 Proprietary and Confidential



CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

Step   Calculation to be Made:   Variable Name          Formula

1.  Determine the number of      Annual Hours    =8760, unless the year is a
    hours during the year.                      leap year, in which case,=878

2.  Determine the amount of      Annual GB Power =E January 1 - Dec 31
    MWhs of Seabrook energy                      (Initial Power Amount*number of
    owned by Great Bay                           hours, or portions thereof,
    during the year.                             during each day in which
                                                 Seabrook generated power)

3.  Determine Seabrook Net       Annual SB Power =E January 1 - Dec 31
    Power during the year.                       (Amount of Net Power
                                                 generated by Seabrook each
                                                 day)

4.  Determine Annual             Annual SCF      =       Annual SB Power
    Seabrook Capacity                              (Seabrook Rated Capacity
    Factor                                         during period*Annual Hours)

If Annual SCF is less than 85.0%, the Annual True-Up Amount shall equal $0.

Step   Calculation to be Made:   Variable Name           Formula

5.  Determine the amount of     Step 5 Result If(Annual SCF-85%>5%),then = 5%
    Annual SCF which is
    greater than 85% but                       If(Annual SCF-85%<5%),then =
    less than 90%.                             Annual SCF-85%

6.  Determine the amount of     Step 6 Result If(Annual SCF-85%<5%),then = 0%
    Annual SCF which is
    greater than 90%.                         If(Annual SCF-85%>5%),then =
                                              Annual SCF-90%
7.  Determine Annual        Great Bay Annual  =[(84.99%***%)(Step 5 Result***%)
    Revenue Share for PECO  Revenue Share     + (Step 6 Result****%)]/Annual SC
    and Great Bay
    (expressed as a %age).  PECO Annual       =1-Great Bay Annual Revenue Share
                            Revenue Share

8.  Determine Annual Net    Annual NSR        =E January - December
    Sales Revenue                           (Net Sales Revenue for each month)

                                                  Proprietary and Confidential

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

9.  Determine Delinquent      Annual DA         =Delinquent Amounts as of
    Amounts outstanding as                      December 31
    of December 31 of
    relevant calendar year.

10. Determine Reservation    Annual RFR        If Annual SCF is=or>90%,Annual
    Fee Rebate.  N o                           RFR=(Annual SCF-90%)*Annual GB
    Reservation Fee Rebate                     Power*$**
    is owed if Annual
    Seabrook Capacity
    Factor is less than 90%.

11. Determine Annual         Annual          =Annual NSR-Annual DA-Annual RFR
    True-Up Basis            Distribution
                             Basis

12. Determine Service Fee                    =Annual Distribution Basis*PECO
    Owed to PECO                              Annual Revenue Share (%)

13. Determine Revenue Share  Annual GB Revenue  =Annual Distribution Basis*Great
    Owed to Great Bay        Owed              Bay Annual Revenue Share (%)

14. Determine what share of  Half-Year DA    =(Half-Year DA*Great Bay Annual
    Half-Year Delinquent     True-Up         Revenue Share)-GB Half-Year
    Amount GB should have                    Delinquent Share
    been paid at the Annual
    GB Revenue Share rate.

15. Determine revenue       GB Revenue       =E January - December (Monthly
    received by GB during   Received          Payment to GB for each month)
    the relevant calendar
    year.

16. Determine Annual        Annual True-Up    =Annual GB Revenue Owed-GB Revenue
    True-Up Amount          Amount            Received-Half-Year True-Up
                                              Amount+Half-Year DA True-Up
17. Determine Sharing of    GB Delinquent     =Annual DA*Great Bay Annual
    unpaid Delinquent       Share             Revenue Share
    Amounts
                            PECO Delinquent   =Annual DA*PECO Annual Revenue
                            Share             Share

Termination True-Up Amount

The Termination True-Up Amount shall be calculated utilizing the same methodology as the Half-Year True-Up Amount. The start date for the period for which the Termination True-Up Amount is calculated shall be (i) January 1, if the most recent true-up performed before the date of termination was an Annual True-Up, and (ii) July 1, if the most recent true-up performed before the date of termination was a Half-Year True-Up. The end date for the period for which the Termination True-Up Amount is calculated shall be the date of termination.

                                 Attachment 2

                          Schedule of Great Bay Agreements

                    Exempt from Inclusion in Initial Power Amount

1. Purchased Power Agreement between Great Bay Power Corporation and UNITIL Power Corp. dated April 26, 1993 for purchase of 0.8696% of the capacity and associated energy from Seabrook (representing approximately 10 MW).

2. Purchased Power Option Agreement between Great Bay Power Corporation and UNITIL Power Corporation dated April 26, 1993 for option to purchase 1.3043% capacity and associated energy from Seabrook (representing approximately 15 MW) during the period commencing November 1, 1998 through and including October 31, 2018.

3. Purchased power agreement between Great Bay Power Corporation and Bangor Hydro-Electric Company for 10 MW during the winter months
(November-March) commencing January 1, 1996 through March 1998 (with option for two additional years) at variable energy rates pursuant to terms of the Final Offer dated October 4, 1995 attached hereto.

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

CONFIDENTIAL                                                10/4/95
                               FINAL OFFER

                               ATTACHMENT 2


                   PRICING SCHEDULE 2: Variable Energy Rates


_____________________________________________________________________________
CONTRACT          YEAR      CAPACITY     CAPACITY      ENERGY       TOTAL
PERIOD                                   CHARGE        CHARGE        RATE

                              (MW)      ($/kW-yr)     ( /kW-yr)    ( /kWh)
 [1]                           [2]         [3]           [4]         [5]

_____________________________________________________________________________

INITIAL      95/96 Jan-Mar     10         10            ****      ****
CONTRACT     96/97 Nov-Mar     10         10            ****      ****
  TERM       97/98 Nov-Mar     10         10            ****      ****

_____________________________________________________________________________

 OPTION      98/99 Nov-Mar     10         45            ****      ****
  TERM       99/00 Nov-Mar     10         65            ****      ****

_____________________________________________________________________________

NOTES:

[1] The Initial Contract Term is 2 yr & 10 mon beginning January 1, 1996 with an option to extend for an additional one or two years. The exercise date of the option is 10 days prior to the start of the Option Term. On or prior to the exercise date BHE will notify GBPC of its intent to exercise and the term for which BHE wishes to purchase the option.

     15 Revision
BHE shall have the option to increase its Seabrook entitlement each winter NEPOOL capacity period by 5 MW. BHE may exercise this option by providing notice to GBPC 30 days prior to the start of each NEPOOL capability period.

[2] BHE's Seabrook entitlement will be a percentage of the Unit(i.e. approximately 0.8696% for 10 MW). BHE will specify the annual capacity it wishes to purchase during the Initial Contract Term and the Option Term at the time of executing the agreement. BHE's annual entitlement may vary between 10 MW and 25 MW in each year of the Initial Contract Term. (BHE has selected 10 MW). The capacity reserved under the Option Term may not exceed the maximum annual capacity purchased during the Initial Contract Term.

Upon the loss of certain customers specified in the agreement, BHE may reduce its Seabrook entitlement on a pro-rata basis.

Delivery will be to the low voltage side of the Seabrook station transformer in accordance with Joint Owner's Agreement. BHE arranges and pays for PTF transmission service to the BHE service territory.

[3] The capacity price will be assessed on the kW entitlement reserved by BHE in each year. Capacity payments will be monthly. BHE will receive a pro rata capacity credit from unscheduled outages longer than 3 days.

[4] Energy Charge Rates are estimates based on a forecast for 1% sulfur No. 6 fuel oil. The accrual Energy Charge Rate for each month will be calculated as follows:

Energy Rate ($/kWh) = Platt's Price ($/bbl) X 9,000 (Btu/kWh)
                       _____________________________________
                               6,400,000 (Btu/bbl

where Platt's Price is the monthly average of the daily mean prices of 1% sulfur No. 6 oil (cargo) in $/bbl from Platt's Oilgram Price Report for New York/Boston district.

[5] Total rate assumes an 85% annual capacity factor and is shown for comparison purposes only.

                                                  Proprietary and Confidential

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                    Attachment 3

              Great Bay Sales Revenue during the Winter 1995 Period



                            Energy Delivered   Price    Sales    Average Price
                   MW sold      (MWh)         ($/MWh)  Revenue       ($/MWh)

January
NEPCO               75.00      55,919           *****          *********
Bangor Hydro        35.00      26,096           *****            *******
Northeast Utilities 19.52      14,556           *****            *******
                              96,571                           ********* *****
February
NEPCO               75.00      50,763           *****          *********
Bangor Hydro        35.00      23,690           *****            *******
Northeast Utilities 19.52      13,214           *****            *******
                               87,667                          ********* *****

March
NEPCO               75.00      56,284           *****          *********
Bangor Hydro        35.00      26,266           *****            *******
Northeast Utilities 19.52      14,651           *****            *******
                               97,201                          ********* *****

Less:  Marketing Fees                                             77,000

TOTAL/Avg. Price              281,439       *********              *****